UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Bespoke Extracts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2021, Bespoke Extracts, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Danil Pollack (the Company’s chief executive officer) (the “Seller”), and Infinity Management, LLC, a Delaware limited liability company (the “Buyer”). Pursuant to the Purchase Agreement, the Seller agreed to sell to the Buyer, and the Buyer agreed to purchase from the Seller, 50,000,000 shares of the common stock of the Company and one (1) share of Series C preferred stock of the Company (the “Preferred Stock”) for cash consideration of $40,000, as well as other consideration specified below (the “Transaction”). The Preferred Stock the Buyer will acquire represents fifty-one percent (51%) of the voting power of the Company’s capital stock, and therefore the Transaction will result in a change-in-control of the Company.

The Purchase Agreement further provides that, as part of the Transaction, the Buyer will make a capital contribution to the Company of $4,792.29 to cover payment of the amounts due to certain creditors of the Company, as set forth in the Purchase Agreement.

The closing of the Transaction is subject to certain conditions set forth in the Purchase Agreement, including the mailing and filing of a Schedule 14F-1 with the Securities and Exchange Commission, at least 10 days prior to the closing, in accordance with Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

In connection with the Purchase Agreement, a convertible debenture with an original issue date of December 24, 2019, as amended by Amendment No. 1 thereto, dated May 28, 2020, Amendment No. 2 thereto, dated August 21, 2020, Amendment No. 3 thereto, dated December 10, 2020, Amendment No. 4 thereto, dated January 15, 2021, Amendment No. 5 thereto, dated April 2, 2021, and Amendment No. 6 thereto, dated August 2, 2021 (as amended, the “Debenture”) with an original principal amount of approximately $400,000 was terminated, and all amounts due and payable thereunder forgiven pursuant to a cancellation and satisfaction of debenture agreement entered into between the Company and the Debenture holder (the “Debt Cancellation Agreement”). In exchange for cancellation of the debt owed under the Debenture, the Company transferred to the holder certain domain names and agreed to pay the holder, beginning December 1, 2021, and on a monthly basis through August 31, 2022, 40% of the operating profit generated from sale of the existing CBD inventory of the Company (the “Inventory Earn Out”), and on August 31, 2022, to make a final payment equal to an amount of $75,000 minus the total of the monthly payments made under the Inventory Earn Out.

Mr. Michael Feinsod, the managing member of the Buyer, will have voting and dispositive power over the shares of common stock and the one share of Preferred Stock that will be transferred pursuant to the Purchase Agreement. At the closing of the Transaction, Mr. Feinsod will assume the positions of chief executive officer (“CEO”) and chairman of the board of directors of the Company (the “Board”). In addition to his duties to the Company, Mr. Feinsod is the managing member of Infinity Capital, LLC, an investment management company he founded in 1999. Mr. Feinsod was executive chairman of the board of General Cannabis from August 2014 through July 2020, and was a director of The Kingstone Companies, Inc. from 2008 through June 2015. From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation, a business development company. Mr. Feinsod served as a director of Ameritrans from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 2013. Previously, Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc. Mr. Feinsod is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.

In addition to Mr. Feinsod, at the closing of the Transaction, Mr. Hunter Garth will be appointed as a director, as well as chief strategy officer of the Company. Mr. Garth most recently was the vice president of corporate development for General Cannabis Corporation from January 2019 to July 2020, a position in which he was responsible for developing and sourcing M&A activity in the cannabis industry. Prior to that, he was the managing director of Iron Protection Group, a security company that he founded in 2013 and sold in March 2015 to General Cannabis Corporation. Mr. Garth served in the U.S. Marine Corps from October 2008 to October 2012 in multiple roles, including infantry squad leader and instructor with the USMC Special Operations Training Group. Mr. Garth attended the University of West Florida.

In connection with the foregoing, effective at the closing of the Transaction, the Seller will resign as president, CEO and chief financial officer of the Company, as well as a member of the Board.

The foregoing descriptions of the Purchase Agreement and Debt Cancellation Agreement are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 1.02 Termination of a Material Definitive Agreement

The information under Item 1.01 is incorporated by reference into this Item 1.02.

Item 5.01 Changes in Control of Registrant.

The information under Item 1.01 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among between Bespoke Extracts, Inc., Danil Pollack, and Infinity Management, LLC
10.2	Cancellation and Satisfaction of Debenture Agreement by and between Bespoke Extracts, Inc. and Berique Labs, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: October 29, 2021	By:	/s/ Danil Pollack
Danil Pollack
Chief Executive Officer

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